Ex. 99.1

Contact:Brett D.  Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

MANAGEMENT CHANGES

Minneapolis, MN (February 27, 2020)   Winmark Corporation (Nasdaq: WINA) announced today the following promotions and changes to its management team:

•	Renae M. Gaudette, the Company’s Vice President, Franchising has been named President, Franchising;
•	Bradley W. Spencer, the Company’s Director, Plato’s Closet and Once Upon a Child has been named Vice President, Franchise Operations; and
•	Alan R. Majerko, the Company’s Vice President, Corporate Development has assumed the additional responsibility of Vice President, Franchise Development.

Brett D. Heffes, Chief Executive Officer, stated, “These changes recognize the efforts of our senior management team over the past several years and solidifies the management structure for our franchising business.  I want to congratulate Renae, Brad and Alan on their many accomplishments and for a job well done.”

Additionally, the Company announced that Steven A. Murphy, current President, Franchising has resigned.  “Over the past eighteen years, Steve has been a key contributor to the growth and success of our franchise operations.  He is a talented professional that on a daily basis has demonstrated his energy, passion and enthusiasm for Winmark and our franchisees.  We wish him well.”

Winmark Corporation creates, supports and finances business.  At December 28, 2019, there were 1,256 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 38 retail franchises have been awarded but are not open.

Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.